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                                                                    Exhibit 3.33

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                       WILSONS LEATHER OF MARYLAND INC.

                           (a Maryland corporation)

                                  __________

                                   ARTICLE I
                                   ---------

                                 STOCKHOLDERS
                                 ------------

          1.   CERTIFICATES REPRESENTING STOCK. Certificates representing shares
               -------------------------------
of stock shall set forth thereon the statements prescribed by the Maryland General Corporation Law (the "General Corporation Law") and by any other applicable provision of law and shall be signed by the President or the Chairman of the Board of Directors, if any, or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile of it or in any other form. The signatures of any such officers may be either manual or facsimile signatures. In case any such officer who has signed manually or by facsimile any such certificate ceases to be such officer before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

          No certificate representing shares of stock shall be issued for any share of stock until such share is fully paid, except as otherwise authorized by the provisions of the General Corporation Law.

          The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in its discretion, require the owner of any such certificate to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim that may arise by reason of the issuance of a new certificate.

          Upon compliance with the provisions of the General Corporation Law, the Board of Directors of the Corporation may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder.
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          2.   SHARE TRANSFERS.  Upon compliance with provisions restricting the
               ---------------
transferability of shares of stock, if any, transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the record holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon, if any.

          3.   RECORD DATE FOR STOCKHOLDERS.  The Board of Directors may set a
               ----------------------------
record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, to vote at a meeting, to receive a dividend, or to be allotted other rights; provided, that, except as may be otherwise provided herein, any such record date shall be not more than ninety days before the date on which the action requiring the determination will be taken, that any such closing of the transfer books may not be for a period longer than twenty days, and that, in the case of a meeting of stockholders, any such record date or any such closing of the transfer books shall be at least ten days before the date of the meeting. If a record date is not set, and, if the stock transfer books are not closed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of either the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, but any such payment of a dividend or allotment of rights shall not be made more than sixty days after the date on which the resolution is adopted. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than one hundred and twenty days after the original record date.

          4.   STOCKHOLDER MEETINGS.
               --------------------

          a.   TIME.  The annual meeting of stockholders shall be held on the
               ----
date fixed, from time to time, by the directors, within the thirty-one day period commencing with the first day of June, for the election of directors and the transaction of any business within the powers of the Corporation. A special meeting shall be held on the date fixed by the directors.

          b.   PLACE. Annual meetings and special meetings shall be held at such
               -----
place, either within the State of Maryland or at such other place within the United States, as the directors may, from time to time, set. Whenever the directors shall fail to set such place, or, whenever stockholders entitled to call a special meeting shall call the same, and a place of meeting is not set, the meeting shall be held at the principal office of the Corporation in the State of Maryland.

          c.   CALL.  Annual meetings may be called by the directors or the
               ----
President or by any officer instructed by the directors or the President to call the meeting. Except as may be

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otherwise provided by the provisions of the General Corporation Law, special meetings may be called in like manner and shall be called by the Secretary whenever the holders of shares entitled to at least twenty-five percent of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called.

          d.   NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.  Not less than
               -------------------------------------------------
ten, nor more than ninety days before each stockholders' meeting, the Secretary of the Corporation shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and the purpose of the meeting if the meeting is a special meeting or notice of the purpose is required by any other provision of the General Corporation Law. Whenever notice of the time, place and purpose of a meeting of the stockholders is required to be given, each person who is entitled to the notice waives notice if he signs a waiver of the notice, before or after the meeting, which is filed with the records of stockholders meeting or is present at the meeting in person or by proxy.

          e.   STATEMENT OF AFFAIRS.  The President of the Corporation, or, if
               --------------------
the Board of Directors shall determine otherwise, some other executive officer thereof, shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting and placed on file within twenty days thereafter at the principal office of the Corporation.

          f.   CONDUCT OF MEETINGS.  Meetings of the stockholders shall be
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presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

          g.   PROXY REPRESENTATION.  Every stockholder may authorize another
               --------------------
person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. The authorization shall be effected as prescribed by the provisions of the General Corporation Law.

          h.   QUORUM.  Except as may otherwise be required by the provisions of
               ------
the General Corporation Law, the articles of incorporation, or these Bylaws, the presence in person or by proxy at a meeting of the stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting shall constitute a quorum.

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          i.   VOTING.  Each share of stock shall entitle the holder thereof to
               ------
one vote except in the election of directors, at which each said vote may be cast for as many persons as there are directors to be elected. Except as may otherwise be provided in the provisions of the General Corporation Law, the articles of incorporation or these Bylaws, a majority of all the votes cast at a meeting of stockholders at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting. A plurality of all the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

          j.   TELEPHONE PARTICIPATION.  Stockholders may participate in a
               -----------------------
meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

          5.   INFORMAL ACTION.  Any action required or permitted to be taken at
               ---------------
any meeting of stockholders may be taken without a meeting if the following are filed with the records of the meeting: a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter, and, as applicable, a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

                                  ARTICLE II
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

          1.   FUNCTIONS AND DEFINITION.  The business and the affairs of the
               ------------------------
Corporation shall be managed by or under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of said Board of Directors except as conferred on or reserved to the stockholders by law or by the articles of incorporation or these Bylaws. The use of the phrase "entire board of directors" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

          2.   QUALIFICATIONS AND NUMBER.  Each director shall be a natural
               -------------------------
person of full age. A director need not be a stockholder or a resident of the State of Maryland. The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors.

          3.   ELECTION AND TERM.  The first Board of Directors shall consist of
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the directors named in the articles of incorporation and shall hold office until the first annual meeting of stockholders or until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of

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stockholders and until their successors have been elected and qualified. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the stockholders which have not been filled by said stockholders, may be filled by the Board of Directors. Newly created directorships filled by the Board of Directors shall be by action of a majority of the entire Board of Directors. All other vacancies to be filled by the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, whether or not sufficient to constitute a quorum.

          4.   MEETINGS.
               --------

          a.   CALL.  No call shall be required for regular meetings for which
               ----
the date, time and place have been fixed by the Board of Directors. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the General Corporation Law. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the General Corporation Law.

          b.   NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be
               ---------------------------------------
required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Whenever any notice of the time, place, or purpose of any meeting of directors or any committee thereof is required to be given under the provisions of the General Corporation Law or of these Bylaws, a waiver thereof in writing, signed by the director or committee member entitled to such notice and filed with the records of the meeting, whether before or after the meeting, or presence at the meeting, shall be deemed equivalent to the giving of such notice to such director or such committee member.

          c.   QUORUM AND ACTION.  A majority of the entire Board of Directors
               -----------------
shall constitute a quorum for the transaction of business. Except as in the articles of incorporation and herein otherwise provided and, except as in provisions of the General Corporation Law otherwise provided, the action of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. Members of the Board of Directors or of a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

          d.   CHAIRMAN OF THE MEETING.  The Chairman of the Board of Directors,
               -----------------------
if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board of Directors, shall preside.

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          5.   REMOVAL OF DIRECTORS. Any or all of the directors may be removed,
               --------------------
with or without cause, pursuant to the provisions of the General Corporation
Law.

          6.   COMMITTEES.  The Board of Directors may appoint from among its
               ----------
members an Executive Committee and other committees composed of one or more directors, and may delegate to such committee or committees any of the powers of the Board of Directors except such powers as may not be delegated under the provisions of the General Corporation Law.

          7.   ACTION WITHOUT MEETING.  Any action required or permitted to be
               ----------------------
taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or any such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or any such committee.

                                  ARTICLE III
                                  -----------

                                   OFFICERS
                                   --------

          The Corporation shall have a President, a Secretary, and a Treasurer, and may have a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors and one or more Vice-Presidents, who shall be elected by the Board of Directors, and may also have such other officers, assistant officers, and agents as the Board of Directors shall authorize from time to time, each of whom shall be elected or appointed in the manner prescribed by the Board of Directors. Any two or more offices, except those of President and Vice-President, may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by more than one officer. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected or appointed and qualified.

          The officers and agents of the Corporation shall have the authority and perform the duties in the management of the Corporation as determined by the resolution electing or appointing them.

          Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby.

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                                  ARTICLE IV
                                  ----------

                                INDEMNIFICATION
                                ---------------

          The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

                                   ARTICLE V
                                   ---------

                        PRINCIPAL OFFICE - STOCK LEDGER
                        ----------------   ------------

          The Corporation shall maintain, at its principal office in the State of Maryland or at a business office or an agency of the Corporation, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

          The Corporation shall keep at its principal office the original or a certified copy of the Bylaws, including all amendments thereto, and shall duly file thereat the annual statement of affairs of the Corporation.

                                  ARTICLE VI
                                  ----------

                                CORPORATE SEAL
                                --------------

          The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the General Corporation Law, the Corporation shall not be required to have a seal.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

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

                                 ARTICLE VIII
                                 ------------

                              CONTROL OVER BYLAWS
                              -------------------

          The power to adopt, alter, amend, and repeal the Bylaws is vested in the Board of Directors of the Corporation.

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